UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2019

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

On January 7, 2019, Inpixon (the “Company”) issued a press release announcing an amendment to the pricing terms of its previously announced rights offering pursuant to which the Company distributed non-transferable subscription rights to purchase 10,000 units at a subscription price per unit of $1,000, to its stockholders and certain participating warrant holders on the record date. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Each unit will now consist of one share of shares of Series 5 Convertible Preferred Stock and 300 warrants. Each share of Series 5 Convertible Preferred Stock will now be convertible, at the option of the holder at any time, into the number of shares of common stock determined by dividing the $1,000 stated value per share by the reduced conversion price of $3.33 per share and each warrant will have a term of 5 years from the date of issuance and will have a reduced exercise price of $3.33, under the amended rights offering terms. Under the amended rights offering terms, the redemption price threshold and the redemption price for the warrants were also reduced to $8.50 per share of common stock. In addition, under the amended rights offering terms, at a warrant holder’s option, on any trading day after 25 days after the closing date of this offering, if the daily volume weighted average price of the Company’s common stock fails to exceed the exercise price of the warrants, the warrant holder may effect a cashless exercise and the aggregate number of warrant shares issuable in the cashless exercise shall equal the product of (i) the aggregate number of warrant shares that would be issuable upon exercise of the warrants if such exercise were by means of a cash exercise and (ii) 0.60.

The subscription rights are exercisable for up to an aggregate of $10 million of units, subject to increase at the discretion of the Company, with aggregate participation to be allocated among holders on a pro rata basis if in excess of that threshold, subject to the participation rights of certain investors. Holders who fully exercise their basic subscription rights will be entitled, if available, to subscribe for an additional amount of units that are not purchased by other holders, on a pro rata basis and subject to the $10.0 million aggregate offering threshold and other ownership limitations. The subscription rights are non-transferrable and may only be exercised until 5:00 PM ET on Friday, January 11, 2019, unless extended.

The Company is conducting the rights offering pursuant to a Registration Statement on Form S-3 (File No. 333-223960), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on June 5, 2018. A preliminary prospectus supplement and the accompanying prospectus relating to the Rights Offering was filed with the SEC on November 26, 2018, the prospectus supplement was filed with the SEC on December 7, 2018, as amended as of December 21, 2018 and January 7, 2019.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The forms of Certificate of Designation, Warrant and Subscription Rights Certificate, as revised under the amended rights offering terms, are also attached hereto as Exhibits 3.1, 4.1 and 4.2, respectively. These exhibits reflect the amended rights offering terms described above. The foregoing descriptions of such documents are not complete and are qualified in their entirety by reference to such exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Revised Form of Certificate of Designation of Series 5 Convertible Preferred Stock
4.1	Revised Form of Warrant
4.2	Revised Form of Non-Transferable Subscription Rights Certificate
5.1	Legal Opinion of Mitchell Silberberg & Knupp LLP
23.1	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1)
99.1	Press Release issued on January 7, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: January 8, 2019	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1*	Revised Form of Certificate of Designation of Series 5 Convertible Preferred Stock
4.1*	Revised Form of Warrant
4.2*	Revised Form of Non-Transferable Subscription Rights Certificate
5.1*	Legal Opinion of Mitchell Silberberg & Knupp LLP
23.1*	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1)
99.1*	Press Release issued on January 7, 2019

* Filed herewith.

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